                                                         EXHIBIT 23

                  CONSENT OF INDEPENDENT AUDITORS





The Board of Directors
The St. Paul Companies, Inc.:

We consent to incorporation by reference in the Registration Statements on Form S-8 (SEC File No. 2-69894, No. 33-15392, No. 33-20516, No. 33-23446, No. 33-23948, No. 33-24220, No. 33-24575, No.
33-26923, No. 33-49273, No. 33-56987, No. 333-01065, No. 333-22329,
No. 333-25203, No. 333-28915 and No. 333-48121), Form S-3 (SEC File
No. 33-33931, No. 33-50115, No. 33-58491 and No. 333-06465) and
Form S-4 (SEC File No. 333-47007) of The St. Paul Companies, Inc., of our reports dated January 26, 1998, relating to the consolidated balance sheets of The St. Paul Companies, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity, comprehensive income and cash flows for each of the years in the three-year period ended December 31, 1997, and all related schedules, which reports appear or are incorporated by reference in the December 31, 1997 annual report on Form 10-K of The St. Paul Companies, Inc.



Minneapolis, Minnesota                 /s/ KPMG Peat Marwick LLP
March 27, 1998                             ---------------------
                                           KPMG Peat Marwick LLP